                                                                   EXHIBIT 4.194

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         WILLIAMSVILLE COAL COMPANY, LLC

                  THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") of WILLIAMSVILLE COAL COMPANY, LLC, (the "LLC") is dated as of September 5, 2003 and made by Midwest Coal Acquisition Corp., a Delaware corporation (the "Member").

                                   WITNESSETH:

                  WHEREAS, the LLC is a limited liability company formed under the Delaware Limited Liability Company Act (the "Delaware LLC Act") pursuant to a Certificate of Formation filed with the Delaware Secretary of State on September 5, 2003; and

                  WHEREAS, the Member is the Member of the LLC.

                  NOW, THEREFORE, the Member hereby declares as follows:

1.       LLC FORMATION, NAME, PLACE OF BUSINESS

         1.1      FORMATION OF LLC; CERTIFICATE OF FORMATION

                  The Member of the LLC hereby acknowledges the formation of the LLC as a limited liability company pursuant to the Delaware LLC Act by virtue of the filing of a Certificate of Formation with the Delaware Secretary of State on September 5, 2003.

         1.2      NAME OF LLC

                  The name of the LLC as of the date of this Agreement is and shall continue to be "Williamsville Coal Company, LLC". The business of the LLC may be conducted under any other name that is permitted by the Delaware LLC Act and selected by the Member. The Manager designated pursuant to the terms of this Agreement promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the LLC conducts business and shall take such other action as such Manager determines is required by or advisable under the laws of the State of Delaware, or any other state in which the LLC conducts business, to use the name or names under which the LLC conducts business.

         1.3      PLACE OF BUSINESS

                  The LLC's principal place of business shall be Charleston, WV. The Manager may establish and maintain such other offices and additional places of business of the LLC, either within or without the State of Delaware, or close any office or place of business of the LLC, as he or she deems appropriate.

         1.4      REGISTERED AGENT

                  The street address of the initial registered office of the LLC shall be:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

and the LLC's registered agent at such address shall be Corporation Service Company. The Manager may from time to time appoint a new resident agent for the LLC.

2.       PURPOSES AND POWERS OF LLC

         2.1      PURPOSES

                  The purposes of the LLC shall be (i) to invest in, develop and/or operate various power generating facilities, coal mines and other energy-related concerns, (ii) to undertake any lawful transactions and engage in any lawful activity incidental to or in furtherance of the foregoing purpose or otherwise related to the energy business; and (iii) as agreed by the Manager, to engage in any other lawful business, purpose or activity permitted by the Delaware LLC Act.

         2.2      POWERS

                  The LLC shall have all the powers and privileges as are necessary or convenient to the conduct, promotion, or attainment of the business, purposes or activities of the LLC.

3.       TERM OF LLC

                  The LLC commenced on the date upon which the Certificate of Formation was duly filed with the Delaware Secretary of State and shall continue until the dissolution of the LLC as provided by the Delaware LLC Act.

4.       LIABILITY OF MEMBER AND MANAGER

                  Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and neither the Member nor the Manager, nor any director, officer, employee, shareholder, controlling person or agent of the LLC or the Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a member or a manager, director, officer, employee, shareholder, controlling person or agent of the LLC or the Member. The failure of the LLC to observe any formalities or requirements relating to the exercise of its power or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on the Member, the Manager, or any director, officer, employee, shareholder, controlling person or agent of the LLC or the Member for liabilities of the LLC.

5. CAPITALIZATION, MEMBERSHIP INTEREST AND DISTRIBUTIONS OF CASH FLOW AND CERTAIN PROCEEDS.

         5.1      CAPITALIZATION

         Concurrent with the execution of this Agreement, the Member shall make a $1,000 capital contribution to the LLC, in cash.

         5.2      NO ADDITIONAL CAPITAL CONTRIBUTIONS

                  The Member shall have no obligation to make additional capital contributions to the LLC.

         5.3      MEMBERSHIP INTEREST

                  The Member shall own one hundred percent (100%) of the membership interests in the LLC, and all profits and losses shall be allocated to the Manager.

         5.4      DISTRIBUTIONS

                  The Member shall decide whether and in what amounts the proceeds received by the LLC shall be distributed. All such proceeds, if any, shall be distributed one hundred percent (100%) to the Member.

6.       MANAGEMENT

         6.1      MANAGEMENT BY MANAGER

                  Management of the LLC is vested in a Manager and not in the Member. The Manager shall be elected by the Member. The Manager may exercise all such powers of the LLC and do all such lawful acts and things as may be done by a manager of a limited liability company under the Act.

         6.2      MANAGER'S TERM OF OFFICE

                  The Manager shall remain in office until he or she resigns or is removed from the office by the Member. Roger B. Walcott, Jr. shall be the initial Manager of the LLC. The Manager will devote such time and attention to the LLC as is appropriate to manage the affairs of the LLC to its best advantage.

         6.3      IMPLEMENTATION OF ACTIONS OF MANAGER

                  The decisions and actions of the Manager shall be carried out by the Manager or such other individuals granted authority to act on behalf of the Manager, pursuant to decisions made or resolutions adopted from time to time by the Manager.

7. INDEMNIFICATION OF MEMBER, MANAGER REPRESENTATIVES, COMMITTEE MEMBERS AND EMPLOYEES

         7.1      INDEMNIFICATION

                  The LLC shall indemnify and hold harmless the Member, the Manager and each director, officer, employee, shareholder, controlling person, agent and representative of the LLC and of the Member (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), reasonable expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, causes of action, demands, actions, suits, or proceedings (unless asserted by the LLC against the Indemnitee), whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the LLC (a "Claim"), regardless of whether such Indemnitee continues to be a Member or Manager or a director, officer, employee, shareholder, controlling person, agent or representative of the LLC or the Member at the time any such liability or expense is paid or incurred, if such Indemnitee determined in good faith that such conduct was in the best interest of the LLC and such Indemnitee's conduct did not constitute fraud, gross negligence, or willful misconduct and was within the scope of the Indemnitee's authority; provided that all claims for indemnification by an Indemnitee shall be made only against and shall be limited to the assets of the LLC and no Indemnitee shall have recourse against the Member with respect to any such Claim. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's conduct did constitute fraud, gross negligence, or willful misconduct.

         7.2      EXPENSES

                  Expenses incurred by an Indemnitee in defending any Claim subject to this SECTION 7 shall, from time to time, upon request by the Indemnitee, be advanced by the LLC prior to the final disposition of such Claim upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount, together with interest on any such advance or advances at the rate equal to two percentage points above the "Federal short-term rate" as defined in the Internal Revenue Code section 1274(d)(1)(C)(i) or the maximum rate permitted under applicable law, promptly upon (and in no event more than ten days after) a determination in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this SECTION 7.

         7.3      OTHER RIGHTS

                  The indemnification provided by this SECTION 7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement or as approved by the Member, as a matter of law or equity, or otherwise, both as to an action in such Indemnitee's capacity as the Member or Manager or as a director, officer, employee, shareholder, controlling person, agent or representative of the LLC or the Member, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity with respect to those periods during which such Indemnitee served, and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

         7.4      NOTICE

                  Promptly after receipt of notice of the commencement of any Claim, an Indemnitee will, if indemnification in respect thereof is to be sought against the LLC under this SECTION 7, notify the LLC of the initiation thereof, but the omission so to notify the LLC will not relieve the LLC from any liability that the LLC may have to such Indemnitee otherwise than under this
SECTION 7, or under this SECTION 7 except to the extent that the LLC is adversely affected by such lack of notice.

         7.5      COUNSEL

                  The LLC shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or other resolution of any Claim. In the event that the LLC shall elect not to undertake such defense or other resolution or within a reasonable time after notice of such Claim from an Indemnitee, the LLC shall fail to defend or otherwise resolve such Claim, such Indemnitee (upon further written notice to the LLC) shall have the right to undertake the defense, compromise, or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the LLC.

         7.6      OTHER PERSONS

                  The provisions of this SECTION 7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

         7.7      INSURANCE

                  The LLC may purchase and maintain insurance of a kind normal and customary in the industry in which the LLC conducts business on behalf of any Indemnitee against any liability asserted against an Indemnitee and incurred by an Indemnitee in such capacity, or arising out of such Indemnitee's status as aforesaid, whether or not the LLC would have the power to indemnify such Indemnitee against such liability under this SECTION 7.

8.       DISSOLUTION AND LIQUIDATION

         8.1      EFFECT OF DISSOLUTION

                  Upon dissolution, the LLC shall cease carrying on its business but shall not terminate until the winding up of the affairs of the LLC is completed, the assets of the LLC shall have been distributed as provided below and a Certificate of Cancellation of the LLC under the Delaware LLC Act has been filed with the Secretary of State of the State of Delaware.

         8.2      LIQUIDATION UPON DISSOLUTION

                  Upon the dissolution of the LLC, sole and plenary authority to effectuate the liquidation of the assets of the LLC shall be vested in the Manager, which shall have full power and authority to sell, assign and encumber any and all of the LLC's assets and to wind up and liquidate the affairs of the LLC in an orderly and business-like manner. The proceeds of liquidation of the assets of the LLC distributable upon a dissolution and winding up of the LLC shall be applied in the following order of priority:

                  (i) first, to the creditors of the LLC, which may include the Member as a creditor, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the LLC (or any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provisions for payment thereof; and

                  (ii)     thereafter, one hundred percent (100%) to the Member.

         8.3      WINDING UP AND CERTIFICATE OF CANCELLATION

                  The winding up of the LLC shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provisions therefor has been made, and all of the remaining property and assets of the LLC have been distributed to the Member. Upon the completion of the winding up of the LLC, a Certificate of Cancellation of the LLC shall be filed with the Delaware Secretary of State.

9. AMENDMENT

                  This Agreement may be amended or modified by a written instrument executed by the Member.

10. GOVERNING LAW

                  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, as of the day and year first herein above set forth.

                                      MIDWEST COAL ACQUISITION CORP.

                                      By:    /s/ STEVEN F. SCHAAB
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                                      Name:  Steven F. Schaab
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                                      Title: Vice President and Treasurer
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